UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2004

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02        Results of Operations and Financial Condition

On January 6, 2005, Carlisle Companies Incorporated (the “Company”) issued a press release announcing the upward revision of 2004 earnings guidance for its continuing operations.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and included in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.05        Costs Associated with Exit or Disposal Activities

On December 30, 2004, the Company committed to a plan to exit the automotive business currently conducted by the Company’s wholly-owned subsidiary, Carlisle Engineered Products.  The Company is currently conducting the sale process and expects the disposition to be completed no later than December, 2005.  The sale of the automotive business is consistent with the Company’s commitment to allocate resources to those businesses in which it can create sustainable competitive advantage.

In connection with its determination to dispose of the operations of Carlisle Engineered Products, and consistent with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” the Company has determined that a $25 million after-tax impairment charge to the goodwill associated with the operations of Carlisle Engineered Products was necessary on December 30, 2004.  This estimated non-cash impairment charge is expected to be reported in the fourth quarter of 2004.  On December 30, 2004, the Company also identified an additional $5 million of after-tax impairment charges.  These estimated non-cash impairment charges are also expected to be reported in the fourth quarter of 2004.  The disposition plan could result in additional asset impairments, contract termination costs, severance related charges and other charges depending upon the final outcome of the sale process, any such charges would be reported in 2005.

Other than the goodwill and other asset impairment charges referred to above, at this time, the Company is unable to estimate (i) the total amount or range of amounts of costs expected to be incurred in connection with the disposition, or (ii) the total amount or range of amounts of the charge that will result in future cash expenditures.

On January 6, 2005, the Company issued a press release announcing its plan to exit the automotive business conducted by Carlisle Engineered Products.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.06        Material Impairments

See the discussion above under “Item 2.05. Costs Associated with Exit or Disposal Activities.”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 6, 2005		CARLISLE COMPANIES INCORPORATED

	By:	/s/ Carol P. Lowe
Carol P. Lowe, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 6, 2005